EXHIBIT 32

The undersigned Chairman of the Board, President and Chief Executive Officer and Chief Financial Officer of Colgate-Palmolive Company each certify, pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. § 1350, that:

(1)
the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 (the “Periodic Report”), which this statement accompanies, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and

(2)	information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Colgate-Palmolive Company.

Date:	July 30, 2009

/s/ Ian Cook
Ian Cook
Chairman of the Board, President and
Chief Executive Officer

/s/ Stephen C. Patrick
Stephen C. Patrick
Chief Financial Officer